EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87612) of Aktiebolaget Electrolux (publ) of our report dated June 21, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.
PricewaterhouseCoopers AB
/s/ PricewaterhouseCoopers AB
Stockholm, Sweden
June 21, 2007